CLASS A COMMON STOCK PURCHASE AGREEMENT

BY AND BETWEEN

NEWPOINT FINANCIAL CORP

AND

CITADEL RISK HOLDINGS, INC

August 20, 2021

STOCK PURCHASE AGREEMENT

THIS CLASS A COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 20, 2021, is by and between NEWPOINT FINANCIAL CORP, a Delaware Corporation ("Purchaser"), and CITADEL RISK HOLDINGS, INC., a Delaware Corporation ("Seller"). Purchaser and Seller are sometimes referred to herein collectively as the "Parties" and each individually as a "Party". Capitalized terms used herein and not otherwise defined, shall have the meaning set forth in Section 9.1.

RECITALS

WHEREAS, immediately prior to Closing, Seller will own one hundred twenty thousand (120,000) shares, constituting all the issued and outstanding shares of common stock of AMERICAN MILLENIUM INSURANCE COMPANY, a New Jersey domiciled insurance company (the "Company"); and

WHEREAS, the Parties have entered into and executed a Class B Stock Purchase Agreement of even date in which Seller agreed to sell to Purchaser 10,000,000 shares of Class B Stock of Seller for $1.00 per share (the "Class B Stock Purchase Agreement"); and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, forty five thousand (45,000) Class A Common Stock of Seller (the "Purchased Shares"), subject to the terms and conditions set forth in the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF PURCHASED SHARES

Section 1.1 Purchase and Sale of Purchased Shares; Purchase Price.

(a) On and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), Seller shall sell and transfer to Purchaser, free and clear of all Liens (other than any restrictions under the Securities Act and applicable state securities Laws), and Purchaser shall purchase from Seller, shares of Class A Common Stock according to Section 1.3 hereof.

(b) As adjusted in accordance with Section 1.3 hereof, in full consideration of Purchaser's purchase of the Purchased Shares, Purchaser shall pay Seller an aggregate amount equal to the following:

(i) $10,000,000 (the "Purchase Price");

Section 1.2 Closing Date. The Closing shall take place at the office of Seller, by August 27, 2021, or on the Business Day following the satisfaction or waiver of the

conditions set forth in Sections 5.1, 5.2, and 5.3 of this Agreement (other than those conditions that by their terms cannot be satisfied until the Closing), or at such other place and time as the Parties shall mutually agree.

The Closing may take place by delivery of the documents to be delivered at the Closing by facsimile or other electronic transmission. All deliveries by one Party to the other Party at or prior to Closing shall be deemed to have occurred simultaneously and none shall be effective until and unless all have been delivered. The Closing shall be effective as of 11:59 PM EST, on the day of the Closing (the "Closing Date").

Section 1.3 Payment Schedule.

(a) $1,000,000 per year, at or before December 31, starting December 31, 2021;

(b) After receipt of each payment, Seller shall deliver or cause to be delivered to Purchaser certificates (to the extent applicable) representing one tenth of the Purchased Shares, duly endorsed in blank or accompanied by duly executed stock powers;

(c) Following the first payment at or before December 31, 2021, Buyer shall pay an additional $1,000,000 per year for up to nine (9) years and receive corresponding additional one tenth of the Purchased Shares in exchange for each payment.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
REGARDING THE COMPANY

Except as otherwise set forth herein or in connection with the transactions contemplated by this Agreement, Seller represents and warrants as follows:

Section 2.1 Organization and Related Matters.

(a) The Company is a New Jersey domiciled insurance company duly organized, validly existing and in good standing under the Laws of the State of New Jersey. The Company is duly qualified or authorized to do business as a foreign company and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization.

(b) The Company is and will be duly qualified and in good standing as a foreign corporation authorized to transact business under the Laws of each jurisdiction for which a certificate of authority or the equivalent thereof (each a "Certificate of Authority") is necessary to transact the Company's insurance business as of the date of this Agreement.

Section 2.2 Capitalization.

(a) Seller owns 100% of the issued and outstanding shares of capital stock of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and all such capital stock are held of record and owned beneficially by Seller. No capital stock of the Company has been issued in material violation of any preemptive rights or any applicable securities Laws. The Company does not have outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Purchased Shares. There are no outstanding or authorized stock appreciation rights, phantom equity, profit participation or similar rights with respect to the Company. There are no dividends or distributions which have accrued or been declared but are unpaid on the Purchased Shares.

(b) There are no: (i) existing options, warrants, calls, rights or other security, equity-based awards exercisable or exchangeable for or convertible into the Purchased Shares or contracts of any character to which the Company is a party, requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance of any securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase the capital stock

of the Company, (ii) there are no outstanding stock appreciation rights, phantom stock, performance stock, profit participation or similar equity based-rights with respect to the Company, (iii) there are no bonds, indentures, notes or other indebtedness issued by the Company, providing for the right to vote (or convertible into securities that have the right to vote) on any matters on which holders of the equity securities may vote and (iv) the Company has no obligation to purchase, redeem or otherwise acquire any of its capital stock or any interests therein.

Section 2.3 Subsidiaries. The Company has no Subsidiaries

Section 2.4 Conflicts; Consents of Third Parties.

(a) Except as described in the condition to close in Section 5.1(b) below related to approval of the New Jersey Department of Banking and Insurance ("NJDBI"), none of the execution and delivery by Seller of this Agreement or the Transaction Documents, the consummation of the transactions contemplated by this Agreement, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration, modification or loss of any material benefit under, any provision of (i) the organizational documents of the Company; (ii) to the Knowledge of Seller, any material contract to which the Company is a party or by which any of the properties or assets of the Company are bound or affected; (iii) to the Knowledge of Seller, any Order of any Governmental Body applicable to the Company or by which any of the properties or assets of the Company are bound; or (iv) to the Knowledge of Seller, any Law as applicable to the Company, other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, modifications or losses that would not, individually or in the aggregate, be material to the Company.

(b) Except as described in the condition to close in Section 5.1(b) below related to approval of the "NJDBI", no material consent, waiver, approval, Order, permit or authorization of, or declaration, registration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with Seller's execution and delivery of this Agreement or the Transaction Documents or the compliance by Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated by this Agreement, except for (i) any applicable filings under state securities, "Blue Sky," or takeover laws, and (ii) to the Knowledge of Seller, such consents, waivers, approvals, Orders, permits or authorizations the failure of which to obtain would not be material to the Company.

Section 2.5 Financial Statements. Seller has made available to Purchaser copies of audited statutory-basis financial statements of the Company as of March 31, 2021, December 31, 2020, 2019 and 2018, and the related statements of income, changes in policyholders' surplus and cash flows for the years then-ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with SAP. The Financial Statements present fairly, in all material respects,

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the admitted assets, liabilities and surplus of the Company and results of its operations, cash flows and changes in surplus for the years then ended.

Section 2.6 Taxes.

(a) The Company has timely filed with the appropriate taxing authorities all material income Tax Returns and other material Tax Returns that it has been required to file. All such Tax Returns are true, correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. Adequate reserves have been established on the Financial Statements to provide for the payment of any Taxes which are not yet due and payable with respect to the Company for taxable periods or portions thereof ending on or before the Balance Sheet Date. All Taxes of the Company accrued following the end of the most recent period covered by the Financial Statements have been accrued in the ordinary course of business of the Company and do not exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the Company's operating results). No written claim has ever been made by an authority with respect to the Company in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no material Liens on any of the assets of the Company that have arisen in connection with any failure (or alleged failure) to pay any Tax.

(b) The Company has withheld and paid to the appropriate taxing authority or other Governmental Body all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) The Company has not waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment, payment or collection of any Tax.

(d) The Company is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax-exempt bonds. No property or assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

(e) No material deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority or other Governmental Body against the Company.

(f) There is no action, suit, examination, investigation, Governmental Body proceeding, or audit or claim for refund in progress, pending, proposed or, to the Knowledge of Seller, threatened against or with respect to the Company regarding Taxes.

This Section 2.6 constitutes the exclusive representations and warranties of Seller with respect to Taxes and any claim for breach of representation or warranty with respect to Taxes shall be based on the representations and warranties made in this

Section 2.6 and shall not be based on the representations and warranties set forth in any other provision of this Agreement. No representation or warranty contained in this Section 2.6 shall be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) beginning after the Closing Date. Notwithstanding anything to the contrary in this Section 2.6, neither Seller nor the Company makes any representation as to the amount of, or limitations on, any net operating losses, Tax credits, Tax basis or other Tax attributes.

Section 2.7 Real Property. The Company does not own any real property or any interest in real property. The Company does not lease any real property.

Section 2.8 Labor.

(a) As of the date hereof, the Company does not have any employees. The Company is not a party to or bound by any labor or collective bargaining agreement or other contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Seller, attempting to represent any group of employees. There are no material grievances, arbitrations, unfair labor practice charges, or other labor disputes pending or, to the Knowledge of Seller, threatened against the Company.

(b) The Company is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the employees, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect. There are no material Legal Proceedings pending against the Company, or to the to the Knowledge of Seller, threatened to be brought or filed, by any Governmental Body in connection with the employment of any current or former employee, consultant or independent contractor.

Section 2.9 Litigation. There is no Legal Proceeding pending or, to the Knowledge of Seller, threatened against the Company (or pending or threatened against any of the officers, directors or key employees of the Company in relation to the business of the Company), which would reasonably be expected to result in a liability or loss to the Company of more than $50,000.

Section 2.10 Related Party Transactions. There are no material obligations of the Company to officers, directors, or shareholders of the Company other than (a) for payment of salaries and bonuses for services rendered or in connection with the transactions contemplated by this Agreement, and (b) reimbursement of customary and reasonable expenses incurred on behalf of the Company.

Section 2.11 Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Such fees shall be fully paid by the Company prior to or at Closing.

Section 2.12 No Other Representations or Warranties.

(a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE II AND ARTICLE III, SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT MADE OR INFORMATION COMMUNICATED (WHETHER ORALLY OR IN WRITING) TO PURCHASER AND ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO PURCHASER AND ITS AFFILIATES OR REPRESENTATIVES BY ANY BROKER, ANY DIRECTOR, OFFICER, MANAGER, EMPLOYEE, ACCOUNTING FIRM, LEGAL COUNSEL, OR OTHER AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR THE COMPANY).

(b) SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO PURCHASER EXCEPT AS CONTAINED IN THIS ARTICLE II AND ARTICLE III, AND ANY AND ALL STATEMENTS MADE OR INFORMATION COMMUNICATED BY SELLER, THE COMPANY OR ANY OF THEIR REPRESENTATIVES OUTSIDE OF THIS AGREEMENT (INCLUDING BY WAY OF THE DOCUMENTS PROVIDED IN RESPONSE TO PURCHASER'S DILIGENCE REQUESTS AND ANY MANAGEMENT PRESENTATIONS PROVIDED), WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN SUPERSEDED BY THIS AGREEMENT, IT BEING AGREED THAT NO SUCH PRIOR OR CONTEMPORANEOUS STATEMENTS OR COMMUNICATIONS OUTSIDE OF THIS AGREEMENT SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as otherwise disclosed herein or in connection with the transactions contemplated by this Agreement, Seller represents and warrants as follows:

Section 3.1 Organization and Authorization. Seller has all necessary legal capacity to execute and deliver this Agreement and each other Transaction Document to which Seller is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 3.2 Conflicts; Consents of Third Parties. Except for the confirmations or approvals by NJDBI described elsewhere in this Agreement, no Consent, waiver, approval, Order, permit or authorization of, or declaration, registration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with Seller's execution and delivery of this Agreement or the Transaction Documents to which Seller is a party or the compliance by Seller with any

of the provisions hereof or thereof, or the consummation of the transactions contemplated by this Agreement by Seller, except for any applicable filings under state securities, "Blue Sky," or takeover laws.

Section 3.3 Capitalization; Ownership of Purchased Shares. Seller owns all the Purchased Shares, free and clear of any Liens, other than (a) restrictions under the 1933 Act, or under the securities Laws of any state or other jurisdiction, or (b) Liens created pursuant to this Agreement or any other Transaction Document. The Purchased Shares being sold by Seller, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be free of Liens, other than (i) restrictions under the 1933 Act, or under the securities Laws of any state or other jurisdiction, or (ii) Liens created pursuant to this Agreement or any other Transaction Document.

Section 3.4 Brokers' Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 3.5 No Other Representations or Warranties.

(a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE II AND THIS ARTICLE III, SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT MADE OR INFORMATION COMMUNICATED (WHETHER ORALLY OR IN WRITING) TO PURCHASER AND ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO PURCHASER AND ITS AFFILIATES OR REPRESENTATIVES BY ANY DIRECTOR, OFFICER, MANAGER, EMPLOYEE, ACCOUNTING FIRM, LEGAL COUNSEL, OR OTHER AGENT, CONSULTANT, OR REPRESENTATIVE OF SUCH SELLER).

(b) SELLER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO PURCHASER EXCEPT AS CONTAINED IN ARTICLE II AND THIS ARTICLE III, AND ANY AND ALL STATEMENTS MADE OR INFORMATION COMMUNICATED BY SUCH SELLER OR ANY OF ITS REPRESENTATIVES OUTSIDE OF THIS AGREEMENT (INCLUDING BY WAY OF THE DOCUMENTS PROVIDED IN RESPONSE TO PURCHASER'S DILIGENCE REQUESTS AND ANY MANAGEMENT PRESENTATIONS PROVIDED), WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN SUPERSEDED BY THIS AGREEMENT, IT BEING AGREED THAT NO SUCH PRIOR OR CONTEMPORANEOUS STATEMENTS OR COMMUNICATIONS OUTSIDE OF THIS AGREEMENT SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as otherwise disclosed herein, Purchaser represents and warrants to Seller as follows:

Section 4.1 Organization. Purchaser is a Corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authorization of Transaction. The execution, delivery and performance of this Agreement and the Transaction Documents to which Purchaser is a party have been duly authorized by all necessary action by or on behalf of such entity. Purchaser has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which Purchaser is or will be a party has been or will be duly and validly executed and delivered and constitutes the valid and legally binding obligation of such entity, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 4.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery by Purchaser of this Agreement or the Transaction Documents, the consummation of the transactions contemplated by this Agreement, or compliance by Purchaser with any of the provisions hereof or thereof will not conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration, modification or loss of any material benefit under, any provision of (i) the organizational documents of Purchaser; (ii) any material contract to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound or affected; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any Law as applicable to Purchaser.

(b) No consent, waiver, approval, Order, permit or authorization of, or declaration, registration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with Purchaser's execution and delivery of this Agreement or the Transaction Documents or the compliance by Purchaser with any of the provisions hereof or thereof, or the consummation of the transactions contemplated by this Agreement, except for any applicable filings under state securities, "Blue Sky," or takeover laws, or the approval of the NJDBI as described in Section 5.1(b) below.

Section 4.4 Brokers' Fees. Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.5 No Proceedings. There is no Legal Proceeding pending against Purchaser (or pending or threatened against any of the officers, directors or key employees of Purchaser in relation to the business of Purchaser).

Section 4.6 Investment Purpose. Purchaser is acquiring the Purchased Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Purchased Shares are not registered under the Securities Act, and that the Purchased Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to applicable state securities Laws.

Section 4.7 Access. Purchaser and its representatives have (a) been given full access to the assets, books, records, and Contracts of the Company, and have been given the opportunity to meet with officers and other representatives of the Company for the purpose of investigating and obtaining information regarding the Company's business, operations and legal affairs and (b) made their own inquiry and investigation into, and based thereon Purchaser has formed an independent judgment concerning the Company.

Section 4.8 Accredited Investor; No Additional Representations. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares and participation in the transactions contemplated by this Agreement, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Purchased Shares. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser understands and agrees that Purchaser may not sell or dispose of any of the Purchased Shares other than pursuant to a registered offering or in a transaction exempt from the registration requirements of applicable securities Laws. Purchaser acknowledges that the Purchased Shares and the sale thereof have not been registered under the Laws of any jurisdiction.

Section 4.9 Sufficiency of Funds. Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.10 No Knowledge of Misrepresentations or Omissions. Purchaser has no knowledge that the representations and warranties of Seller in this Agreement, as modified by the disclosures set forth herein, are not true and correct in all material respects, or that there are any material errors in, or material omissions from, the disclosures set forth herein.

ARTICLE V
CLOSING CONDITIONS

Section 5.1 Conditions to Obligations of Each Party.

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) no Governmental Body shall have enacted, issued, promulgated, enforced or entered into any Law, executive order, decree, injunction or other order and no other legal or regulatory restraint or prohibition shall be in effect, in either case, which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibited;

(b) the Consent of NJDBI described in Section 3.2, Section 4.3(b) and Section 6.1(b) below or its confirmation that such consent need not be obtained shall have been obtained in connection with the consummation of the transactions contemplated by this Agreement; and,

(c) Filing of a Certificate of Amendment by the Seller with the Corporations Division of the Delaware Department of State as described and attached to the Class B Stock Purchase Agreement.

Section 5.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by applicable Law) may be waived by Purchaser:

(a) the representations and warranties of Seller set forth in Article II and Article III shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except (i) for such failures of such representations and warranties to be true and correct as have not had a Material Adverse Effect, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date except for such failures of such representations and warranties to have been true and correct as of such earlier date as have not had a Material Adverse Effect);

(b) the covenants and agreements contained in this Agreement to be complied with by Seller at or before the Closing shall have been complied with in all material respects;

(c) since the date of this Agreement, there shall not have occurred a Material Adverse Effect;

(d) Seller shall have delivered or caused to be delivered the following to Purchaser:

(i) certificates (to the extent applicable) representing the Purchased Shares, duly endorsed in blank or accompanied by duly executed stock powers; and

(ii) a certificate of an officer the Company certifying to (A) such entity's organizational documents, (B) the adoption of resolutions of such entity approving the transactions contemplated by the Transaction Documents, and (C) the incumbency of the officers signing the Transaction Documents on behalf of such entity (together with their specimen signatures).

Section 5.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by applicable Law) may be waived by Seller:

(a) the representations and warranties of Purchaser set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except for those representations and warranties which expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(b) the covenants and agreements contained in this Agreement to be complied with by Purchaser at or before the Closing shall have been complied with in all material respects;

(c) Purchaser shall have delivered the following to Seller (or such other parties as indicated herein) subject to Section 1.3:

(i) the Purchase Price and all other payments required to be made by Purchaser pursuant to the terms of this Agreement; and

(ii)a certificate of the secretary of Purchaser certifying to (A) Purchaser's organizational documents, (B) the adoption of resolutions of Purchaser approving the transactions contemplated by the Transaction Documents, and (C) the incumbency of the officers signing the Transaction Documents on behalf of Purchaser (together with their specimen signatures).

ARTICLE VI
COVENANTS

Section 6.1 Best Efforts; Notices and Consents.

(a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by applicable Law and otherwise provided in this Section 6.1, each of Seller and Purchaser agree to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist

and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the purchase and sale of the Purchased Shares, and the other transactions contemplated by this Agreement and the Transaction Documents and to satisfy all of the conditions set forth in Article V, including (i) preparing and filing all forms, registrations and notices required to be filed, performing all necessary actions or nonactions, and obtaining all necessary waivers, consents and approvals from any Governmental Body and making all necessary registrations and filings (including filings with any Governmental Body) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Without limiting the generality of the foregoing, and if required, as soon as may be reasonably practicable, and in no event later than fifteen (15) Business Days after statutory required notice, Purchaser shall file a complete and full Form-A application ("Form-A") with the NJDBI. Subject to applicable Laws and the preservation of any applicable attorney-client privilege, Purchaser shall promptly (i) supply any additional information which reasonably may be required by the NJDBI and (ii) make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith. Purchaser shall pay all filing fees and other charges in connection with its filing of the Form-A. The Parties hereto commit to instruct their respective counsel to cooperate with each other and use their best efforts to facilitate and expedite the identification and resolution of any issues arising in connection with the filing of the Form-A at the earliest practicable dates.

(c) Additional Board members. Thi A.H. Nguyen shall be appointed by Seller to the Company's board of directors. Parties shall use best efforts to complete the appropriate filings with the State Insurance Commissioner to effectuate the appointments.

Section 6.2 Access to Information. From the date hereof until the Closing or the earlier termination of this Agreement, Seller shall (and shall cause the Company to) afford Purchaser and its representatives with reasonable access, upon reasonable notice, to the existing books and records of the Company for the sole purpose of enabling Purchaser to verify the accuracy of Seller's representations and warranties contained in the Agreement; provided, however, that any such access shall be conducted at Purchaser's expense, at reasonable times, and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated by this Agreement. Notwithstanding the foregoing provisions of this Section 6.2 or any other provision of this Agreement, the Company shall not be required to provide to Purchaser documents that are subject to a confidentiality agreement that has not been duly

waived. Purchaser agrees that it will not, and it will cause its representatives not to, use any information obtained pursuant to this Section 6.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

Section 6.3 As otherwise contemplated or permitted by this Agreement or by the Class B Stock Purchase Agreement, (y) as necessary to ensure that the Company complies with applicable Laws and Contracts, or (z) as consented to by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed; provided, that the consent of Purchaser shall be deemed to have been given if Purchaser does not object within three (3) Business Days from the date on which request for such consent is provided by Seller to Purchaser), during the period from the date of this Agreement to the Closing Date, Seller shall, and shall cause the Company to use commercially reasonable efforts to operate its business substantially in the ordinary course of business and the Company shall not:

(a) issue, sell, dispose of, transfer or grant any shares of capital stock or other equity interests of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or other equity interests, or any rights, warrants, options, calls, commitments, or enter into any other agreements of any character to purchase or acquire any shares of capital stock or other equity interests or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other equity interests or any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or other equity interests outstanding on the date hereof;

(b) make any declaration or payment of any dividends or distributions on or in respect of any equity interests of the Company, or redeem, purchase or acquire any equity interests of the Company;

(c) split, combine or reclassify any equity interests of the Company;

(d) materially change the Company's accounting principles, methods or practices or the Financial Statements, except as required by SAP;

(e) make any loans, advances or capital contributions to, or investments in, any Person (except in the ordinary course of business);

(f) materially amend any of its organizational or constituent documents, except as otherwise provided in this Agreement or in the B Stock Purchase Agreement; or

(g) adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law or other agreement with respect to the sale of its assets or its securities.

Section 6.4 Further Assurances. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such

further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 6.5 Public Announcements. Except to the extent otherwise required by applicable Law, regulation or legal process, none of Seller, Purchaser, or the Company may issue any press release or make any public statement regarding the transactions contemplated by this Agreement without the approval of Purchaser, in the case of any disclosure by Seller or the Company, or Seller, in the case of a disclosure by Purchaser. Notwithstanding the foregoing, no press release or public statement may be made until after Closing.

Section 6.6 Tax Matters.

(a) Seller Returns; Transaction Tax Deductions. Following the Closing, Seller shall prepare in the normal course, or cause to be prepared, at Seller's expense, all income Tax Returns that are required to be filed by, or with respect to, the Company

(b) Post-Closing Actions. None of Purchaser, any Affiliate of Purchaser, or the Company shall (or shall cause or permit the Company to) amend, re-file or otherwise modify any Tax Return relating in whole or in part to the Company with respect to any Pre-Closing Tax Period, enter into any closing agreement, extend or waive the limitation period applicable to any Tax claim or assessment, surrender any right to claim a refund of Taxes, make, change or revoke any material Tax election or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, without the prior written permission of Seller, which permission Seller may withhold in its sole discretion.

(c) Cooperation and Records Retention. Seller and Purchaser shall (i) each provide the other, and Purchaser shall cause the Company to provide Seller, with such assistance as may be reasonably requested by it in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, and Purchaser shall cause the Company to retain and provide Seller with, any records or other information that may be relevant to such Tax Return, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other or the Company for any period. Without limiting the generality of the immediately preceding sentence, Purchaser shall retain, and shall cause the Company to retain, and Seller shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all Pre-Closing Tax Periods and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. Each party shall bear its own expenses in complying with the provisions of this Section 6.7(d).

ARTICLE VII
SURVIVAL; INDEMNIFICATION; EXCLUSIVE REMEDY

Section 7.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 7.2 Indemnification By Seller. Subject to the other terms and conditions of this Article VII, Seller shall indemnify Purchaser against, and shall hold Purchaser harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Purchaser based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement.

Section 7.3 Indemnification By Purchaser. Subject to the other terms and conditions of this Article VII, Purchaser shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement.

Section 7.4 Certain Limitations. The party making a claim under this Article VII is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this Article VII is referred to as the "Indemnifying Party". The indemnification provided for in Section 7.2 and Section 7.3 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 7.2(a) or Section 7.3(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 7.2(a) or

Section 7.3(a) exceeds $25,000 (the "Deductible"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible.

(b) Payments by an Indemnifying Party pursuant to Section 7.2 or Section 7.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance or reinsurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(c) Payments by an Indemnifying Party pursuant to Section 7.2 or Section 7.3 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(d) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(e) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(f) Seller shall not be liable under this Article VII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Purchaser had knowledge of such inaccuracy or breach prior to the Closing.

Section 7.5 Indemnification Procedures.

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a "Third-Party Claim") against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not however relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and

shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.5(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 7.5(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a "Direct Claim") shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof.

The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Company's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 7.6 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.7 Exclusive Remedies. Subject to Section 9.15, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 7.7 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.15.

ARTICLE VIII
TERMINATION

Section 8.1 Termination of Agreement. Notwithstanding anything herein to the contrary, this Agreement may be terminated as provided below:

(a) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) by either Purchaser, on the one hand, or Seller, on the other hand, if the Closing shall not have occurred within one hundred and twenty (120) days after the date hereof (the "Termination Date"), or upon termination of the Class B Stock Purchase Agreement, unless extended by mutual written consent of the Parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to Purchaser, on the one hand, or to Seller, on the other hand, if either of such parties seeking such termination has breached this Agreement and such breach shall have resulted in the failure of the Closing to occur prior to the Termination Date;

(c) by Purchaser if upon a breach of any covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty contained in Article II and Article III shall be or have become untrue, in either case, such that any of the conditions set forth in Section 5.2(a) would not be satisfied; provided, however, that, if such breach is curable through the exercise of commercially reasonable efforts and for so long as Seller continues to exercise such commercially reasonable efforts (or causes the Company to exercise such commercially reasonable efforts), Purchaser may not terminate this Agreement under this Section 8.1(c); or

(d) by Seller, upon a breach of any covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall be or have become untrue, in either case, such that any of the conditions set forth in Section 5.3(a) would not be satisfied.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Certain Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1(a):

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Business Day" means any day of the year on which national banking institutions in the City of New York are open to the public for conducting business and are not required or authorized to close.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Body.

"Governmental Body" means any United States federal, state, municipal or other governmental department, commission, board, bureau, agency, legislative or administrative body or instrumentality.

"IRS" means the United States Internal Revenue Service.

"Knowledge" means the actual knowledge of Seller, after reasonable inquiry.

"Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law of any Governmental Body.

"Legal Proceeding" means any action, suit, claim or proceeding, by or before a Governmental Body.

"Liability" means any liability, obligation or commitment of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, or otherwise), including any liability for Taxes.

"Lien" means any lien (including any Tax lien), pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction or any other encumbrance, restriction or limitation whatsoever.

"Losses" means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys' fees.

"Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is, individually or in the aggregate, material and adverse to the business, results of operations, or financial condition of the Company or prevents or materially delays Seller's ability to perform its obligations hereunder; provided, however, that none of the following shall be a "Material Adverse Effect," nor shall any of the following be taken into account in determining whether a "Material Adverse Effect" has occurred: (a) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally; (b) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries; (c) changes in conditions in the industries in which the Company conducts business, to the extent such changes do not adversely affect any the Company in a disproportionately adverse manner relative to other participants in the segments of such industries in which the Company engages; (d) changes in political conditions in the United States or any other country or region in the world; (e) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (f) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (g) the announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement; (h) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement or any Transaction Document, or the failure to take any action prohibited by this Agreement or any Transaction Document; (i) changes in Law or the enforcement or interpretation of Law or SAP; and (j) any matters set forth in the Schedules herein.

"Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

"Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

"Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

"Purchase Price" has the meaning set forth in Section 1.1(b).

"SAP" means the accounting practices prescribed or permitted by the New Jersey Department of Banking and Insurance.

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiary" means each Person with respect to which a specified Person has the right to vote (directly or indirectly through one or more other Persons or otherwise) securities or other ownership interests representing 50% or more of the votes eligible to be cast in the election of directors, managers or trustees of such Person.

"Tax" or "Taxes" shall mean means any federal, state, provincial, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code or any analogous or similar provision of any state, local or foreign Law or regulation), real property, personal property, ad valorem, intangibles, unclaimed property, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

"Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transaction Documents" means, with respect to any Person, this Agreement, together with any other agreements, instruments, certificates and documents executed by such Person in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby.

"Transaction Tax Deductions" means (i) any Tax deductions of the Company permitted for U.S. federal, state, local or foreign Tax purposes arising in connection with the transactions contemplated hereby, including any compensatory payments made to employees or other service providers and (ii) any net operating loss carryforwards, Tax deposits or Tax credits of the Company arising in Pre-Closing Tax Periods.

"Treasury Regulations" means the regulations promulgated under the Code, including temporary and proposed regulations.

Section 9.2 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the Parties shall bear its own fees, costs and expenses (including, without limitation, legal, accounting, consulting and investment advisory fees, costs and expenses of each Party and their representatives) incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

Section 9.3 Submission to Jurisdiction; Consent to Service of Process. The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in New Castle County in the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.4 Amendments and Waivers. This Agreement may be amended, supplemented or changed, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by Purchaser, in the case of an amendment, supplement, modification or waiver sought to be enforced against Purchaser, or Seller, in the case of an amendment, supplement, modification or waiver sought to be enforced against Seller. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to any conflicts or choice of laws provisions of the State of Delaware that would result in the application of the Law of any other jurisdiction.

Section 9.6 Section Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 9.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, electronic copy, nationally recognized overnight courier or certified mail as follows (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Seller, to:

With a copy (which shall not constitute notice) to:

If to Purchaser, to:

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the next Business Day after dispatch, if sent postage pre-paid by nationally recognized, overnight courier guaranteeing next Business Day delivery, (iii) upon dispatch, if sent by electronic copy, and (iv) upon receipt, if sent by certified mail, postage prepaid, return receipt requested.

Section 9.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.9 Entire Agreement; Assignment; Third-Party Beneficiaries. This Agreement and the other Transaction Documents (including the Schedules and Exhibits hereto and thereto) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of Law or otherwise by either Party, and neither Party's obligations hereunder shall be delegated, without the written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person.

Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a

signature page to this Agreement by facsimile, PDF or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

Section 9.11 Exhibits and Schedules. Any Schedules and Exhibits attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. Any information disclosed in any Schedule hereto will be deemed to be disclosed and incorporated in any other Schedule hereto to the extent the relevance of such information to such other Schedule could be reasonably apparent.

Section 9.12 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, Schedule or Exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The text of all Schedules is incorporated herein by reference. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms "hereof", "herein", and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 9.13 Arm's Length Negotiations. Each Party acknowledges and agrees that (a) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; and (b) this Agreement is the result of arm's length negotiations conducted by and among the Parties and their respective counsel.

Section 9.14 Construction. The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 9.15 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or is otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by Seller, on the one hand, or Purchaser, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Seller, on the one hand, and Purchaser, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the

covenants and obligations of the other under this Agreement and this right shall include the right of Seller to cause the transactions contemplated by this Agreement to be consummated. Purchaser hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Purchaser, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Purchaser under this Agreement. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.15, a party shall not in any respect waive its right to seek any other form of relief that may be available under this Agreement (including monetary damages) if this Agreement has been terminated or if the remedies provided for in this Section 9.15 are not available or otherwise are not granted, and (y) nothing set forth in this Section 9.15 shall require any party to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 9.15 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.15 or anything set forth in this Section 9.15 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

9.16 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.17 Deliveries to Purchaser. Purchaser agrees and acknowledges that all documents or other items delivered to Purchaser or its representatives in connection with the transactions contemplated by this Agreement or uploaded and made available

in any data room shall be deemed to have been delivered, provided or made available to Purchaser or its representatives for all purposes hereunder.

[*Signatures on following pages*]

IN WITNESS WHEREOF, this Class A Common Stock Purchase Agreement has been duly executed by or on behalf of each of the Parties as of the date first written above.

PURCHASER:

NEWPOINT FINANCIAL CORP.

By: ______________________________
Name: Keith Beekmeyer
Title: Chief Executive Officer

SELLER:

CITADEL RISK HOLDINGS, INC.

By: ______________________________
Name: Anthony Weller
Title: President

[*Signature Page to the Stock Purchase Agreement*]